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                                                                    EXHIBIT 10.4

                       EXCEPTIONS TO NON-RECOURSE GUARANTY

                                  (MULTI-STATE)

            This EXCEPTIONS TO NON-RECOURSE GUARANTY (this "GUARANTY") is entered into as of January 6, 2006, by Education Realty Operating partnership, LP, a Delaware limited partnership ("GUARANTOR"), for the benefit of LaSalle Bank, National Association, as Trustee under that certain Pooling and Servicing Agreement dated as of February 10, 2005 (the "PSA"), for the Registered Holders of Greenwich Capital Commercial Funding Corp. Commercial Mortgage Trust 2005-GG3 Commercial Mortgage Pass-Through Certificates, Series 2005-GG3 ("LENDER").

                                    RECITALS

      A. Cape Place (DE), LLC, Clayton Place (DE), LLC, Jacksonville Place (DE), LLC, Macon Place (DE), LLC, Martin Place (DE), LLC, Murray Place (DE), LLC, River Place (DE), LLC and Troy Place (DE), LC, each a Delaware limited liability company and EDR Clemson Place Limited Partnership, a Delaware limited partnership (collectively, the "BORROWER") are obligated to Lender on a loan in the amount of $98,660,000 (the "LOAN"). The Loan is evidenced by a Promissory Note from Borrower dated December 3, 2004 (the "NOTE") and a Loan and Security Agreement (the "LOAN AGREEMENT") by and between Borrower and Greenwich Capital Financial Products, Inc. ("ORIGINAL LENDER"). The Note is secured by certain Mortgages/Deeds of Trust, Assignment of Rents and Security Agreement dated the same date as the Note (collectively, the "INSTRUMENT"), encumbering certain real properties and improvements described in each Instrument (collectively, the "PROPERTY"). As used herein, the term "LOAN DOCUMENTS" shall mean the Note, the Loan Agreement, the Instrument, and any other documents or instruments given by Borrower or others and accepted by Lender or Original Lender for the purposes of evidencing, securing, or guaranteeing the Loan.

      B. Borrowers have requested that Lender consent to certain transactions (the "TRANSACTIONS") as more specifically set forth in that certain Consent, Ratification, Assumption and Release Agreement (the "CONSENT") of even date herewith. As a condition to the Consent, Lender requires that Guarantor execute this Guaranty.

      C. Guarantor will deliver substantial benefits from the Consent.

            NOW, THEREFORE, in order to induce Lender to make the Loan to Borrower, and in consideration thereof, Guarantor agrees as follows:

      1. As used herein, "INDEBTEDNESS" shall mean all obligations evidenced by the Note or secured by the Instrument or the other Loan Documents.

      2. Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Lender the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or

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otherwise, and at all times thereafter, and the full and prompt performance when due, of all of the following:

      (a) All amounts which are stated to be obligations of Borrower and Guarantor under the terms of Section 12.2 of the Loan Agreement (subject to the proviso at the end of the first sentence in Section 3 below); and

      (b) All costs and expenses, including reasonable fees and out of pocket expenses of attorneys and expert witnesses, incurred by Lender in enforcing its rights under this Guaranty.

      For purposes of determining Guarantor's liability under this Guaranty, all payments made by Borrower with respect to the Indebtedness and all amounts received by Lender from the enforcement of its rights under the Instrument shall be applied first to the portion of the Indebtedness for which neither Borrower nor Guarantor has personal liability.

      Guarantor hereby promises to pay and perform, as and when due (whether by acceleration, at maturity, or otherwise) and at all times thereafter, each and all of the items and obligations which are stated to be guaranteed hereunder but which are obligations for which Guarantor is primarily liable or are not obligations of others.

      3. The obligations of Guarantor under this Guaranty shall survive any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, and any release of record of the Instrument, and, in addition, the obligations of Guarantor under Sections 2(a) and 2(b) above shall survive any repayment or discharge of the Indebtedness; provided, that if the Lender acquires all of the ownership interests in an Individual Property(ies) by means of foreclosure, by means of a transfer in lieu of foreclosure or by other judicial or nonjudicial remedy (the "Ownership Transfer"), then provided that Borrower has relinquished control of such Individual Property(ies) to Lender and neither the Borrower nor any Guarantor is disputing the Ownership Transfer and the exercise by Lender of control over such Individual Property(ies), Guarantor shall not be obligated hereunder for the actions or conduct of Lender with respect to such Individual Property(ies) from and after such Ownership Transfer, but shall be obligated for any liability of Guarantor arising hereunder for circumstances existing or arising, and acts and occurrences taking place, prior to the Ownership Transfer with respect to such Borrower(s) and/or such Individual Property(ies). Notwithstanding the foregoing, nothing herein shall affect, modify or reduce Guarantor's liability with respect to, or constitute a waiver of any of Lender's rights against Guarantor for, any obligations of Guaranty under this Guaranty pertaining to the actions or conduct of the Borrower(s) or with respect to such Individual Property(ies) which were not the subject of the Ownership Transfer.

      4. Guarantor's obligations under this Guaranty constitute an unconditional guaranty of payment and not merely a guaranty of collection.

      5. The obligations of Guarantor under this Guaranty shall be performed without demand by Lender and shall be unconditional irrespective of the genuineness, validity, regularity or enforceability of any of the Loan Documents, and without regard to any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Guarantor shall be liable even if Borrower had no liability at the time of execution of the Loan Documents, or

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thereafter ceases to be liable. Guarantor hereby waives the benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and agrees that Guarantor's obligations shall not be affected by any circumstances, whether or not referred to in this Guaranty, which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Guarantor hereby waives the benefits of any right of discharge under any and all statutes or other laws relating to guarantors or sureties and any other rights of sureties and guarantors thereunder. Without limiting the generality of the foregoing, Guarantor hereby waives, to the fullest extent permitted by law, diligence in collecting the Indebtedness, presentment, demand for payment, protest, all notices with respect to the Note, the Loan Agreement, this Guaranty, or any other Loan Document which may be required by statute, rule of law or otherwise to preserve Lender's rights against Guarantor under this Guaranty, including, but not limited to, notice of acceptance, notice of any amendment of the Loan Documents, notice of the occurrence of any default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, and notice of the incurring by Borrower of any obligation or indebtedness. Guarantor also waives, to the fullest extent permitted by law, all rights to require Lender to (a) proceed against Borrower or any other guarantor of Borrower's payment or performance with respect to the Indebtedness (an "OTHER GUARANTOR")
(b) if Borrower or any Other Guarantor is a partnership, proceed against any general partner of Borrower or the Other Guarantor, (c) proceed against or exhaust any collateral held by Lender to secure the repayment of the Indebtedness, or (d) pursue any other remedy it may now or hereafter have against Borrower, or (if Borrower is a partnership, any general partner of Borrower).

      6. Guarantor understands that the exercise by Lender of certain rights and remedies contained in the Instrument (such as a nonjudicial foreclosure sale) may affect or eliminate Guarantor's right of subrogation against Borrower and that Guarantor may therefore incur a partially or totally nonreimbursable liability under this Guaranty. Nevertheless, Guarantor hereby authorizes and empowers Lender to exercise, in its sole and absolute discretion, any right or remedy, or any combination thereof, which may then be available, since it is the intent and purpose of Guarantor that the obligations under this Guaranty shall be absolute, independent and unconditional under any and all circumstances. Guarantor expressly waives any defense under this Guaranty (which defense, if Guarantor had not given this waiver, Guarantor might otherwise have) to a judgment against Guarantor by reason of a judicial or nonjudicial foreclosure, other than that the Indebtedness has been paid in full to Lender. Without limiting the generality of the foregoing, Guarantor hereby expressly waives any and all benefits under any applicable law which, if Guarantor had not given this waiver, (i) would otherwise limit Guarantor's liability after a foreclosure sale to the difference between the obligations of Guarantor under this Guaranty and the fair market value of the property or interests sold at such nonjudicial foreclosure sale, (ii) would otherwise limit Lender's right to recover a deficiency judgment after a foreclosure sale, and (iii) would otherwise require Lender to exhaust all of its security before a personal judgment could be obtained for a deficiency. Notwithstanding any foreclosure of the lien of the Instrument, whether by the exercise of the power of sale contained in the Instrument, by an action for judicial foreclosure or by Lender's acceptance of a deed in lieu of foreclosure, Guarantor shall remain bound under this Guaranty. Guarantor waives all rights and defenses that Guarantor may have because Borrower's obligations are secured by real property. This means, among other things:

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            (i) Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower or others;
      and

            (ii) If Lender forecloses on any real property collateral pledged by Borrower or others: (a) The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (b) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower.

      This is an unconditional and irrevocable waiver of any rights and defenses that Guarantor may have because Borrower's obligations are secured by real property.

      7. Guarantor also waives any right or defense based upon an election of remedies by Lender, even though such election (e.g., nonjudicial foreclosure with respect to any collateral held by Lender to secure repayment of the Indebtedness) destroys or otherwise impairs the subrogation rights of Guarantor or the right of Guarantor (after payment of the obligations guaranteed by Guarantor under this Guaranty) to proceed against Borrower for reimbursement, or both.

      8. Guarantor shall have no right of, and hereby waives any claim for, subrogation, reimbursement, indemnification, and contribution against Borrower and against any general partner, member or other constituent of Borrower, and against any other person or any collateral or security for the Indebtedness, until the Indebtedness has been indefeasibly paid and satisfied in full, all obligations owed to Lender (other than any indemnification or other obligations which are expressly stated in any Loan Documents to survive satisfaction of the
Note) under the Loan Documents have been fully performed, and Lender has released, transferred or disposed of all of its right, title and interest in such collateral or security, and there has expired the maximum possible period thereafter during which any payment made by Borrower or others to Lender with respect to the Indebtedness could be deemed a preference under the United States Bankruptcy Code.

      9. Subject to the limitation on Guarantor's liability hereunder from and after the occurrence of an Ownership Transfer (and subject to the last sentence of Section 3 hereof), at any time or from time to time and any number of times, without notice to Guarantor and without affecting the liability of Guarantor,
(a) the time for payment of the principal of or interest on the Indebtedness may be extended or the Indebtedness may be renewed in whole or in part; (b) the time for Borrower's performance of or compliance with any covenant or agreement contained in the Note, the Instrument or any other Loan Document, whether presently existing or hereinafter entered into, may be extended or such performance or compliance may be waived; (c) the maturity of the Indebtedness may be accelerated as provided in the Note, the Loan Agreement, the Instrument, or any other Loan Document; (d) the Note, the Loan Agreement, the Instrument, or any other Loan Document may be modified or amended by Lender and Borrower in any respect, including, but not limited to, an increase in the principal amount; and
(e) any security for the Indebtedness may be modified, exchanged, surrendered or otherwise dealt with or additional security may be pledged or mortgaged for the Indebtedness.

     10. If more than one person executes this Guaranty, the obligations of those persons under this Guaranty shall be joint and several. Lender, in its sole and absolute discretion, may (a)

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bring suit against Guarantor, or any one or more of the persons constituting
Guarantor, and any Other Guarantor, jointly and severally, or against any one or more of them; (b) compromise or settle with any one or more of the persons constituting Guarantor for such consideration as Lender may deem proper; (c) release one or more of the persons constituting Guarantor, or any Other Guarantor, from liability; and (d) otherwise deal with Guarantor and any Other Guarantor, or any one or more of them, in any manner, and no such action shall impair the rights of Lender to collect from Guarantor any amount guaranteed by Guarantor under this Guaranty. Nothing contained in this paragraph shall in any way affect or impair the rights or obligations of Guarantor with respect to any Other Guarantor.

      11. Any indebtedness of Borrower held by Guarantor now or in the future is and shall be subordinated to the Indebtedness and any such indebtedness of Borrower shall be collected, enforced and received by Guarantor, as trustee for Lender, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

      12. If any payment by Borrower is held to constitute a preference under any applicable bankruptcy, insolvency, or similar laws, or if for any other reason Lender is required to refund any sums to Borrower, such refund shall not constitute a release of any liability of Guarantor under this Guaranty. It is the intention of Lender and Guarantor that Guarantor's obligations under this Guaranty shall not be discharged except by Guarantor's performance of such obligations and then only to the extent of such performance.

      13. Guarantor shall provide Lender with such statements of income and net worth as are required under the Loan Documents. To the extent Lender has a reasonable basis to believe that Guarantor's financial condition has been adversely affected, Guarantor shall from time to time, upon request by Lender, deliver to Lender such additional financial information as Lender may reasonably request.

      14. Lender may assign its rights under this Guaranty in whole or in part, but only in connection with an assignment of all or part of the Note, and upon any such assignment, all the terms and provisions of this Guaranty shall inure to the benefit of such assignee to the extent so assigned. The terms used to designate any of the parties herein shall be deemed to include the heirs, legal representatives, successors and assigns of such parties; and the term "Lender" shall include, in addition to Lender, any lawful owner, holder or pledgee of the Note.

      15. This Guaranty and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements. There are no unwritten oral agreements between the parties. All prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged into this Guaranty and the other Loan Documents. Guarantor acknowledges that it has received copies of the Note and all other Loan Documents. Neither this Guaranty nor any of its provisions may be waived, modified, amended, discharged, or terminated except by an agreement in writing signed by the party against which the enforcement of the waiver, modification, amendment, discharge, or termination is sought, and then only to the extent set forth in that agreement.

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      16. This Guaranty shall be governed by the laws of the State of New York, without regard to choice of law provisions, and Guarantor agrees that any controversy arising under or in relation to this Guaranty shall be litigated in the County of New York, State of New York (the "JURISDICTION"). The state and federal courts and authorities in the Jurisdiction shall have exclusive jurisdiction over all controversies which shall arise under or in relation to this Guaranty, the Note, the Loan Document, the Instrument or any other Loan Document. Guarantor irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise. GUARANTOR HEREBY AGREES AND IRREVOCABLY ELECTS THAT THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE, PURSUANT TO SECTION 5-1401 OF THE NY GENERAL OBLIGATIONS LAW, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

      17. Lender may, at any time, sell, transfer or assign the Note, the Loan Agreement and the other Loan Documents, or any part thereof, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement.

      18. Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing and addressed to the respective party as set forth below. Notices shall be effective
(i) on the next Business Day if sent by a nationally recognized overnight courier service, (ii) on the date of delivery by personal delivery and (iii) on the date of transmission if sent by telefax during business hours on a Business Day (otherwise on the next Business Day) (with receipt of confirmation), provided a copy is also sent by nationally recognized overnight courier service for next Business Day delivery.

Notices shall be addressed as follows:

If to Guarantor:

               Education Realty Operating Partnership, LP
               530 Oak Court Drive
               Suite 300
               Memphis, Tennessee 38117
               Attention: Paul O. Bower

If to Lender:

               LaSalle Bank, National Association, as Trustee under that certain Pooling and Servicing Agreement dated as of February 10, 2005 (the "PSA"), for the Registered Holders of Greenwich Capital Commercial Funding Corp. Commercial Mortgage Trust 2005-GG3 Commercial Mortgage Pass-Through Certificates, Series 2005-GG3

               c/o GMAC Commercial Mortgage Corporation
               200 Witmer Road
               Horsham, PA 19044

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Any party may change the address at which it is to receive notices to another address in the United States at which business is conducted (and not a post-office box or other similar receptacle), by giving notice of such change of address in accordance with the foregoing. This provision shall not invalidate or impose additional requirements for the delivery or effectiveness of any notice
(i) given in accordance with applicable statutes or rules of court, or (ii) by service of process in accordance with applicable law. If there is any assignment or transfer of Lender interest in the Loan, then the new Lender may give notice to the parties in accordance with this Section, specifying the addresses at which the new Lender shall receive notice, such new Lender shall be entitled to notice at such address in accordance with this Section.

     19. GUARANTOR AND LENDER EACH (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS GUARANTY OR THE RELATIONSHIP BETWEEN THE PARTIES AS GUARANTOR AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

                            [SIGNATURE PAGE FOLLOWS]

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      IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date first written above.

                                   GUARANTOR:

                                   Education Realty Operating Partnership, LP, a Delaware limited partnership

                                   By: Education Realty OP GP, Inc., a Delaware corporation, its general partner

                                        By:   /s/ Paul O. Bower
                                           -------------------------------------
                                              Paul O. Bower, President

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ACKNOWLEDGEMENT

STATE OF GEORGIA         )
                         ) ss.
COUNTY OF FULTON         )

            On January 6, 2006, before me, Charlene B. Denham, personally appeared Paul O. Bower, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person executed the instrument.

            Witness my hand and official seal.

                                               /s/ Charlene B. Denham
                                           -------------------------------------

                                           [Charlene B. Denham
My Commission Expires:                     Notary Public DeKalb County, Georgia
      5-9-08                               Expires May 9, 2008]